Exhibit 99.1

LKQ Corporation Announces Record Third Quarter Results

Diluted Earnings per Share Increases 11% to $0.20

Chicago, IL (October 29, 2009) – LKQ Corporation (NASDAQ: LKQX) today reported diluted earnings per share of $0.20 for the third quarter ended September 30, 2009, an 11.1% increase from $0.18 for the third quarter of 2008. Revenue for the third quarter of 2009 was $494.8 million, an increase of 2.7% as compared to $481.6 million in the third quarter of 2008. Net income in the third quarter of 2009 was $29.2 million as compared to $25.1 million in the third quarter of 2008. Excluding restructuring expenses from continuing operations and excluding a fixed asset impairment from discontinued operations, diluted earnings per share was $0.22 in the third quarter of 2009 as compared to $0.19 in the third quarter of 2008.

“I am pleased with the strong earnings growth we realized for the quarter, especially considering the solid results we had last year,” stated Joseph Holsten, CEO and president of LKQ Corporation. “While there were many positive aspects of the quarter, I was most pleased with the strength of our same store sales growth of aftermarket parts sales, which I attribute to our successful integration of Keystone into LKQ coupled with our improved inventory management. Our business performance was also positively impacted by improvement in gross margins from both aftermarket operations as well as our self service business. Before restructuring expenses, operating margin improved by roughly 100 basis points as compared to the prior year. Cash flows from operations stand at $135 million year-to-date, and should easily exceed our previously issued forecast,” added Mr. Holsten.

As previously announced, LKQ entered into an agreement to divest certain self-service recycling businesses, and LKQ has classified these divestitures as discontinued operations in its three and nine month financial statements ended September 30, 2008 and September 30, 2009.

Income from continuing operations was $30.1 million in the third quarter of 2009, an increase of 26.0% as compared to $23.9 million in the third quarter of 2008.

Organic revenue growth, excluding Other Revenue, was 5.5% for the third quarter of 2009. Aftermarket, other new and refurbished products organic revenue growth was 11.3% for the third quarter of 2009 as compared to the same period of the prior year. Organic revenue growth of recycled products of 6.6% for the third quarter of 2009 was offset by a reduction of related service revenue, resulting in a net 2.1% decline of organic revenue for recycled and related products and services as compared to the same period of the prior year.

During the third quarter of 2009, the company had restructuring expenses of $0.9 million in continuing operations related to its Keystone acquisition and a fixed asset impairment of $3.5 million included in discontinued operations related to a divested self-service business. For the third quarter of 2008, the company reported restructuring expenses of $2.4 million. These expenses reduced diluted earnings per share by $0.02 in the third quarter of 2009, and $0.01 in the third quarter of 2008. Earnings per share from discontinued operations excluding the fixed asset impairment was approximately $0.01 in both the third quarter of 2009 and the third quarter of 2008.

For the nine months ended September 30, 2009, revenue was $1,492.0 million, an increase of 3.3% as compared to $1,443.8 million in the same period of the prior year. Year to date 2009 net income was $90.3 million as compared to $86.9 million for the prior year. Year to date 2009 diluted earnings per share was $0.63 as compared to $0.62 in the prior year. Diluted earnings per share before restructuring expenses and the fixed asset impairment was $0.65 for both the year to date 2009 period and the same period of the prior year.

On a nine month, year to date basis, organic revenue declined by 1.4%; however, excluding Other Revenue, organic revenue grew by 6.1%.

Recent Business Acquisitions and Divestitures

During the third quarter of 2009, the company made two acquisitions: Superior Collision Parts, an aftermarket supplier with annualized revenue of $11.0 million and with operations in Atlanta, GA; Pittsburgh, PA; Columbus, OH; and Allentown, PA; and a heavy-duty truck business with historical annual revenue of $2.0 million in Maryland.

LKQ announced on October 2, 2009, the acquisition of Greenleaf Auto Recyclers, LLC (“Greenleaf”) from Schnitzer Steel Industries (“SSI”). Greenleaf, a wholesale recycling business consisting of 17 operating locations in nine states, had trailing annual revenue of approximately $114.0 million.

“Greenleaf’s focus on late model wholesale recycling provides a strong strategic fit with LKQ. It enhances our network in the mid-Atlantic states and increases our presence in a number of areas where both Greenleaf and LKQ already operate. As a result of dual facilities in many of the markets, we anticipate we will be able to consolidate up to 11 facilities as we merge operations. Our systems integration work is already well underway, and I anticipate that all of the Greenleaf operations will be converted onto LKQ yard management systems prior to the end of the year. Moving Greenleaf to the same systems sets the stage for our sales people to gain the benefits of selling from the combined inventories of the two companies, and allows our field management to focus on achieving routing and procurement synergies,” commented Mr. Holsten.

LKQ also announced on October 2, 2009 the sale to SSI of four self-service facilities and certain business assets at three other facilities with plans to close two of the sites and to convert the remaining location to a wholesale recycling business. In addition, subject to customary closing conditions, LKQ agreed to sell to SSI two other self-service recycling facilities in Dallas, TX with an anticipated closing date in mid-January 2010. The results of the facilities sold, to be sold or closed and the related restructuring expenses and the fixed asset impairment have been classified as discontinued operations by LKQ.

Balance Sheet and Liquidity

As of September 30, 2009, LKQ’s balance sheet reflected cash and equivalents of $166.0 million as compared to $79.1 million as of December 31, 2008. Debt as of September 30, 2009 was $635.6 million as compared to $642.9 million at the end of 2008. Liquidity available under LKQ’s revolving credit agreement was $65.3 million at the end of the quarter.

Company Outlook

Organic revenue growth, excluding Other Revenue, is projected to grow at a rate of 6% to 8%. Excluding the impact of any restructuring expenses or the impact of fixed asset impairments and gains related to transactions with SSI, LKQ anticipates full year 2009 net income will be in the range of $120 million to $124 million and diluted earnings per share will be in the range of $0.83 to $0.86.

Net cash provided by operating activities from continuing and discontinued operations for 2009 is projected to be approximately $150 million. Capital expenditures from continuing and discontinued operations related to property and equipment, excluding expenditures for acquiring businesses, are projected to be in the range of $65 million to $70 million.

Weighted average diluted shares outstanding are anticipated to be approximately 144 million for 2009. Share numbers are estimates and will be affected by factors such as future stock issuances, the number of options exercised in subsequent periods, and changes in stock price.

Quarterly Conference Call

LKQ will host a conference call and audio webcast to discuss its third quarter 2009 financial results on Thursday, October 29, 2009 at 10:00 a.m. Eastern Time. To access the investor conference call, please dial (877) 511-8166. International access to the call may be obtained by dialing (201) 689-8789. The webcast can be accessed via the Company’s website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter — account: #286; conference ID: #335449. An online replay of the webcast will be available on the Company’s website. Both forms of the replay of the conference call will be available until November 29, 2009. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled OEM products and refurbished OEM collision replacement products such as wheels, bumper covers and lights which are used to repair light vehicles. LKQ operates approximately 295 facilities offering its customers a broad range of replacement systems, components, and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturers replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•	increasing competition in the automotive parts industry;

•	our ability to increase or maintain revenue and profitability at our facilities;

•	uncertainty as to our future profitability on a consolidated basis;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing arrangements;

•	our ability to obtain financing on acceptable terms to finance our growth;
•	declines in the values of our assets;

•	fluctuations in fuel, foreign exchange and other commodity prices;

•	fluctuations in the prices of scrap and other metals that could adversely affect our financial results;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by original equipment manufacturers that attempt to restrict or eliminate the sale of aftermarket products;

•	decreases in the supply of end of life and crush only vehicles that we process and sell for scrap;

•	termination of business relationships with insurance companies that promote the use of our products; and

•	other risks that are described in our Form 10-K filed February 27, 2009 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on the forward looking statements. We assume no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made except as required by law.

Contact:

Sarah Lewensohn

Director, Investor Relations

(312) 621-2793

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

( In thousands, except per share data )

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue	$494,812	$481,614	$1,492,037	$1,443,766
Cost of goods sold	269,708	269,805	817,114	796,758

Gross margin	225,104	211,809	674,923	647,008
Facility and warehouse expenses	48,337	46,956	145,101	133,203
Distribution expenses	45,604	46,476	132,608	136,553
Selling, general and administrative expenses	65,893	60,423	198,688	185,512
Restructuring expenses	852	2,400	1,910	6,723
Depreciation and amortization	8,373	7,387	24,893	21,719

Operating income	56,045	48,167	171,723	163,298
Other expense (income):
Interest expense, net	7,780	8,190	23,082	26,891
Other (income) loss, net	(23)	22	(170)	(688)

Total other expense	7,757	8,212	22,912	26,203

Income from continuing operations before provision for income taxes	48,288	39,955	148,811	137,095

Provision for income taxes	18,147	16,027	58,197	54,318

Income from continuing operations	30,141	23,928	90,614	82,777
(Loss) income from discontinued operations, net of taxes	(986)	1,140	(298)	4,158

Net income	$29,155	$25,068	$90,316	$86,935

Basic earnings per share (1):
Income from continuing operations	$0.21	$0.18	$0.65	$0.61
(Loss) income from discontinued operations	(0.01)	0.01	—	0.03

Basic earnings per share	$0.21	$0.18	$0.64	$0.64

Diluted earnings per share (1):
Income from continuing operations	$0.21	$0.17	$0.63	$0.59
(Loss) income from discontinued operations	(0.01)	0.01	—	0.03

Diluted earnings per share	$0.20	$0.18	$0.63	$0.62

Weighted average common shares outstanding:
Basic	140,746	136,585	140,257	135,481

Diluted	144,047	141,190	143,669	140,458

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	September 30, 2009	December 31, 2008
Assets

Current Assets:
Cash and equivalents	$166,005	$79,067
Receivables, net	127,434	147,886
Inventory	361,095	330,511
Deferred income taxes	19,732	19,644
Prepaid income taxes	6,839	21,164
Prepaid expenses	9,194	7,716
Assets of discontinued operations	24,597	24,129

Total Current Assets	714,896	630,117

Property and Equipment, net	259,453	254,346
Intangibles	998,647	978,368
Other Assets	20,987	18,973

Total Assets	$1,993,983	$1,881,804

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$54,195	$65,363
Accrued expenses	84,141	74,829
Deferred revenue	6,152	4,733
Current portion of long-term obligations	29,515	21,934
Liabilities of discontinued operations	2,723	354

Total Current Liabilities	176,726	167,213

Long-Term Obligations, Excluding Current Portion	606,048	620,940
Deferred Income Tax Liability	47,254	43,518
Other Noncurrent Liabilities	32,519	29,627

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 141,175,304 and 139,921,410 shares issued at September 30, 2009 and December 31, 2008, respectively	1,412	1,399
Additional paid-in capital	806,988	790,933
Retained earnings	332,254	241,938
Accumulated other comprehensive loss	(9,218)	(13,764)

Total Stockholders’ Equity	1,131,436	1,020,506

Total Liabilities and Stockholders’ Equity	$1,993,983	$1,881,804

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Nine Months Ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$90,316	$86,935
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,931	23,998
Stock-based compensation expense	5,457	4,133
Deferred income taxes	2,663	9,375
Excess tax benefit from share-based payment arrangements	(5,744)	(8,192)
Other adjustments	3,873	2,221
Changes in operating assets and liabilities, net of effects from purchase transactions:
Receivables	18,671	(5,738)
Inventory	(24,302)	(5,675)
Prepaid income taxes/income taxes payable	19,887	9,733
Accounts payable	(12,722)	(9,798)
Other operating assets and liabilities	9,434	(1,678)

Net cash provided by operating activities	135,464	105,314

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(28,993)	(42,212)
Proceeds from disposal of assets	952	1,993
Cash used in acquisitions	(18,580)	(40,258)

Net cash used in investing activities	(46,621)	(80,477)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	4,986	4,722
Excess tax benefit from share-based payment arrangements	5,744	8,192
Debt issuance costs	—	(219)
Borrowings under line of credit	2,310	—
Repayments of long-term debt	(16,212)	(13,659)

Net cash used in financing activities	(3,172)	(964)

Effect of exchange rate changes on cash and equivalents	1,267	(425)

Net increase in cash and equivalents	86,938	23,448

Cash and equivalents, beginning of period	79,067	74,241

Cash and equivalents, end of period	$166,005	$97,689

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Three Months Ended September 30,
Operating Highlights	2009		2008
		% of Revenue		% of Revenue	Change	% Change
Revenue	$494,812	100.0%	$481,614	100.0%	$13,198	2.7%
Cost of goods sold	269,708	54.5%	269,805	56.0%	(97)	0.0%

Gross margin	225,104	45.5%	211,809	44.0%	13,295	6.3%
Facility and warehouse expenses	48,337	9.8%	46,956	9.7%	1,381	2.9%
Distribution expenses	45,604	9.2%	46,476	9.7%	(872)	-1.9%
Selling, general and administrative expenses	65,893	13.3%	60,423	12.5%	5,470	9.1%
Restructuring expenses	852	0.2%	2,400	0.5%	(1,548)	-64.5%
Depreciation and amortization	8,373	1.7%	7,387	1.5%	986	13.3%

Operating income	56,045	11.3%	48,167	10.0%	7,878	16.4%

Other expense (income):
Interest expense, net	7,780	1.6%	8,190	1.7%	(410)	-5.0%
Other (income) loss, net	(23)	0.0%	22	0.0%	(45)	-204.5%

Total other expense	7,757	1.6%	8,212	1.7%	(455)	-5.5%

Income from continuing operations before provision for income taxes	48,288	9.8%	39,955	8.3%	8,333	20.9%
Provision for income taxes	18,147	3.7%	16,027	3.3%	2,120	13.2%

Income from continuing operations	30,141	6.1%	23,928	5.0%	6,213	26.0%
(Loss) income from discontinued operations, net of taxes	(986)	-0.2%	1,140	0.2%	(2,126)	-186.5%

Net income	$29,155	5.9%	$25,068	5.2%	$4,087	16.3%

Basic earnings per share (1):
Income from continuing operations	$0.21		$0.18		$0.03	16.7%
(Loss) income from discontinued operations	(0.01)		0.01		(0.02)	-200.0%

Basic earnings per share	$0.21		$0.18		$0.03	16.7%

Diluted earnings per share (1):
Income from continuing operations	$0.21		$0.17		$0.04	23.5%
(Loss) income from discontinued operations	(0.01)		0.01		(0.02)	-200.0%

Diluted earnings per share	$0.20		$0.18		$0.02	11.1%

Weighted average common shares outstanding:
Basic	140,746		136,585		4,161	3.0%

Diluted	144,047		141,190		2,857	2.0%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Nine Months Ended September 30,
Operating Highlights	2009		2008
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,492,037	100.0%	$1,443,766	100.0%	$48,271	3.3%
Cost of goods sold	817,114	54.8%	796,758	55.2%	20,356	2.6%

Gross margin	674,923	45.2%	647,008	44.8%	27,915	4.3%
Facility and warehouse expenses	145,101	9.7%	133,203	9.2%	11,898	8.9%
Distribution expenses	132,608	8.9%	136,553	9.5%	(3,945)	-2.9%
Selling, general and administrative expenses	198,688	13.3%	185,512	12.8%	13,176	7.1%
Restructuring expenses	1,910	0.1%	6,723	0.5%	(4,813)	-71.6%
Depreciation and amortization	24,893	1.7%	21,719	1.5%	3,174	14.6%

Operating income	171,723	11.5%	163,298	11.3%	8,425	5.2%

Other expense (income):
Interest expense, net	23,082	1.5%	26,891	1.9%	(3,809)	-14.2%
Other (income) loss, net	(170)	0.0%	(688)	0.0%	518	-75.3%

Total other expense	22,912	1.5%	26,203	1.8%	(3,291)	-12.6%

Income from continuing operations before provision for income taxes	148,811	10.0%	137,095	9.5%	11,716	8.5%
Provision for income taxes	58,197	3.9%	54,318	3.8%	3,879	7.1%

Income from continuing operations	90,614	6.1%	82,777	5.7%	7,837	9.5%
(Loss) income from discontinued operations, net of taxes	(298)	0.0%	4,158	0.3%	(4,456)	-107.2%

Net income	$90,316	6.1%	$86,935	6.0%	$3,381	3.9%

Basic earnings per share (1):
Income from continuing operations	$0.65		$0.61		$0.04	6.6%
(Loss) income from discontinued operations	—		0.03		(0.03)	-100.0%

Basic earnings per share	$0.64		$0.64		$—	0.0%

Diluted earnings per share (1):
Income from continuing operations	$0.63		$0.59		$0.04	6.8%
(Loss) income from discontinued operations	—		0.03		(0.03)	-100.0%

Diluted earnings per share	$0.63		$0.62		$0.01	1.6%

Weighted average common shares outstanding:
Basic	140,257		135,481		4,776	3.5%

Diluted	143,669		140,458		3,211	2.3%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

The following unaudited table reconciles EBITDA to income from continuing operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Income from continuing operations	$30,141	$23,928	$90,614	$82,777
Depreciation and amortization	9,151	8,072	27,378	23,688
Interest expense, net	7,780	8,190	23,082	26,891
Provision for income taxes	18,147	16,027	58,197	54,318

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations	$65,219	$56,217	$199,271	$187,674

EBITDA as a percentage of revenue	13.2%	11.7%	13.4%	13.0%

We provide a reconciliation of Income from Continuing Operations to EBITDA as we believe it offers investors, security analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by security analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results.

The following unaudited table compares certain revenue categories:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Included in Consolidated Income Statements of LKQ Corporation

Recycled and related products and services	$180,482	$172,322	$548,040	$482,652
Aftermarket, other new and refurbished products	257,670	230,292	799,953	746,512
Other	56,660	79,000	144,044	214,602

	$494,812	$481,614	$1,492,037	$1,443,766

Results of operations for the discontinued operations are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Revenue	$7,335	$9,087	$20,853	$23,235

(Loss) income before taxes	(1,565)	1,810	(473)	6,600
Income tax (benefit) provision	(579)	670	(175)	2,442

(Loss) income from discontinued operations, net of taxes	$(986)	$1,140	$(298)	$4,158

The third quarter and nine month results for 2009 include $3.5 million ($2.2 million, net of tax) in fixed asset impairment related to the discontinued operations.